UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2022

Convey Health Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40506	84-2099378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida 33394

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 559-9358

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CNVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2022, Convey Health Solutions, Inc., a Delaware corporation (the “Borrower”) and an indirect wholly-owned subsidiary of Convey Health Solutions Holdings, Inc., a Delaware corporation (“Convey”), entered into Amendment No. 5 (“Amendment No. 5”), by and among the Borrower, as borrower, Ares Capital Corporation, as administrative agent and collateral agent, and the term lenders party thereto, to the First Lien Credit Agreement, dated as of September 4, 2019, as amended to the date hereof (the “Credit Agreement”).

Amendment No. 5 amends the Credit Agreement to provide for, among other things, a first lien incremental term loan facility (the “2022 Incremental Term Loan Facility”) in an aggregate principal amount of $78,000,000. The proceeds of the term loans borrowed under the 2022 Incremental Term Loan Facility (the “2022 Incremental Term Loans”) were used to finance the Acquisition (as defined below) and pay fees and expenses related thereto. The 2022 Incremental Term Loans will mature on September 4, 2026, will bear interest at an annual rate equal to, at the option of the Borrower, (i) the LIBOR (as defined in the Credit Agreement) for the relevant interest period (subject to a floor of 0.75% per annum) plus 4.75% for Eurodollar Rate Loans (as defined in the Credit Agreement) and (ii) a base rate plus 3.75% for Base Rate Loans (as defined in the Credit Agreement), and will amortize at a rate of 1.00% per annum.

Except as described above, all of the other material terms of the Credit Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 5 does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of Amendment No. 5, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 1, 2022, Convey issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) and shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On February 1, 2022, Convey’s indirect wholly-owned subsidiary, D-M-S Holdings Parent, LLC (f/k/a Dragon Holdings Parent, LLC), a Delaware limited liability company, completed its acquisition of all of the issued and outstanding capital stock of D-M-S Holdings, Inc., a Delaware corporation (the acquisition of such capital stock, the “Acquisition”). The Acquisition was consummated pursuant to a Stock Purchase Agreement dated January 9, 2022, as previously described in Convey’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 5 to First Lien Credit Agreement, dated as of February 1, 2022, by and among Convey Health Solutions, Inc., as borrower, Ares Capital Corporation, as administrative agent and collateral agent, and the term lenders party thereto.
99.1	Press Release dated February 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC.

Date: February 1, 2022	By:	/s/ Timothy Fairbanks
	Name:	Timothy Fairbanks
	Title:	Chief Financial Officer & Executive Vice President